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     Exhibit 23.4

                            CONSENT OF GRAVEL AND SHEA

     We hereby consent to the references to us under "Certain Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement of Penn Treaty American Corporation on Form S-4 to be filed on or about June 3, 1996 and to the filing of a copy of our form of opinion as an exhibit to the Registration Statement.

                                       Very Truly Yours,


                                       GRAVEL and SHEA